Exhibit 5.3

[Jones, Walker, Waechter, Poitevent, Carrère and Denègre L.L.P Letterhead]

August 15, 2007

Energy Partners, Ltd.

201 St. Charles Avenue

Suite 3400

New Orleans, Louisiana 70170

Re:	Energy Partners, Ltd.
9.75% Senior Notes due 2014
Senior Floating Rate Notes due 2013

Ladies and Gentlemen:

We have been engaged as special Louisiana counsel to EPL of Louisiana, L.L.C. (the “Company”) in connection with the filing of a Registration Statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) relating to the exchange offer set forth in the Registration Statement (the “Exchange Offer”) in order to render our opinion stated herein with respect to a guarantee to be issued by the Company (the “Exchange Guarantee”) that will fully and unconditionally guarantee, on a senior and unsecured basis (a) $300,000,000 aggregate principal amount of 9.75% Senior Notes due 2014 (the “Exchange Senior Notes”) of Energy Partners, Ltd. (“EPL”) that will be issued under an Indenture between the Company and U.S. Bank National Association, as Trustee, dated as of April 23, 2007 (the “Indenture”) for a like principal amount of EPL’s outstanding 9.75% Senior Notes due 2014 and (b) $150,000,000 aggregate principal amount of Senior Floating Rate Notes due 2013 of EPL (the “Exchange Floating Rate Notes” and, together with the Exchange Senior Notes, the “Exchange Securities”), that will be issued under the Indenture for a like principal amount of EPL’s outstanding Senior Floating Rate Notes due 2013.

We have examined (i) the Articles of Organization of the Company dated October 29, 2002, (ii) the Limited Liability Company Operating Agreement of the Company effective November 1, 2002 (including Schedule 1 thereto), (iii) the Exchange Guarantee in the form that will be issued by the Company in support of the Exchange Notes, (iv) the Action by Written Consent of the Managers of EPL of Louisiana, L.L.C. dated as of April 18, 2007, (v) the Unanimous Written Consent of the Sole Member of EPL of Louisiana, L.L.C. dated June 28, 2007, and (vi) such other corporate records of EPL, and such other documents, certificates and instruments of EPL as we deemed necessary and appropriate to enable us to render the opinion expressed below. You have represented to us, and we have assumed, that the documents, instruments and consents referenced in items (i) through (v) of this paragraph have not been amended, modified or rescinded in any way.

We advise you that, in our opinion, subject to the assumptions and qualifications set forth herein, the Exchange Guarantee has been duly authorized by the Company and, when the Exchange Securities have been issued, executed, authenticated and delivered by EPL in accordance with the terms of the Indenture and the Exchange Offer, the Exchange Guarantee will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization or other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

In rendering the opinion set forth above, we express no opinion as to (i) the laws of any jurisdiction other than the State of Louisiana or (ii) the due authorization, issuance or enforceability of any other guarantee that may be issued in support of the Exchange Securities by any other subsidiary or affiliate of EPL.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of our firm under the caption “Legal Matters” in the Registration Statement and the prospectus forming a part thereof. Our consent to such reference does not constitute a consent under Section 7 of the Act and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours
Jones, Walker, Waechter, Poitevent, Carrère and Denègre L.L.P

/s/ Jones, Walker, Waechter, Poitevent, Carrère and Denègre L.L.P